Exhibit 15

November 23, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated May 8, 2020, August 6, 2020, and November 5, 2020 on our review of interim financial information of Arch Capital Group Ltd. (the “Company”), which are included in the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
New York, New York

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